UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report March 28, 2008

(Date of earliest event reported)

MidWestOne Financial Group, Inc.

(Exact name of registrant as specified in its charter)

Iowa

(State or other jurisdiction of incorporation)

000-24630	42-1206172
(Commission File Number)	(I.R.S. Employer Identification Number)

102 South Clinton St., Iowa City, Iowa	52240
(Address of principal executive offices)	(Zip Code)

(319) 356-5800

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

On March 14, 2008, the Company filed a Current Report on Form 8-K reporting that the Audit Committee of the board of directors of the Company approved a change in independent registered public accounting firms from McGladrey & Pullen LLP (“M&P”) to KPMG LLP. That Current Report on Form 8-K stated that the Company had provided M&P with a copy of the disclosures contained in Item 4.01 thereof and requested that M&P furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not M&P agrees with such statements. This amended Current Report on Form 8-K is being filed to include the letter from M&P in response to our request. A copy of such letter is attached as Exhibit 16 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

16.1	Letter of McGladrey & Pullen LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MidWestOne Financial Group, Inc.

Dated: March 28, 2008	By:	/s/ David A. Meinert
David A. Meinert Executive Vice President, Chief Financial Officer and Treasurer